UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2017

Insys Therapeutics, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-35902	51-0327886
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1333 S. Spectrum Blvd, Suite 100 Chandler, Arizona		85286
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (602) 910-2617

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On Sunday, October 29, 2017, Insys Therapeutics, Inc. (the “Company”) accepted the resignations of Dr. John N. Kapoor and Patrick P. Fourteau from the Company’s Board of Directors (“Board”).  Such resignations are effective immediately and include all Board committees upon which each of them served.  Dr. Kapoor and Mr. Fourteau indicated that each of their respective decisions to resign was not a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.  The Board has not, at this time, filled the vacancies caused by such resignations.

Item 8.01       Other Events.

On Thursday, October 26, 2017, the U.S. Attorney’s Office for the District of Massachusetts issued a superseding indictment against Dr. John N. Kapoor and included him in charges against six former employees of the Company, including racketeering conspiracy, conspiracy to commit mail fraud, conspiracy to commit wire fraud and conspiracy to violate the Anti-Kickback Statute.

On Sunday, October 29, 2017, the Company issued a press release announcing that, as of Sept. 30, 2017, $150 million has been accrued as a reserve in connection with the Department of Justice (“DOJ”) investigation, which represents the Company’s best estimate of the minimum liability exposure the Company expects to pay over five years in connection with this matter.  The Company did not recognize any tax benefit relating to this accrual because at the time it did not have sufficient information to make a determination regarding tax deductibility.  This estimate reflects a minimum exposure at which management has determined a willingness to settle these matters. The DOJ has not accepted management’s offer, and there can be no assurance that future discussions with the government to resolve these matters will be successful, that the approvals needed will be obtained or that any potential settlement will be agreed to on terms and conditions acceptable to the Company or the DOJ.  The Company is unable to predict when these matters will be resolved or what further action, if any, the government will take in connection with them.  Based on the ongoing uncertainties and potentially wide range of outcomes associated with any potential resolution of the matter under investigation by the DOJ, the ultimate amount of potential liability may materially exceed the $150 million accrual the Company has established.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 30, 2017	Insys Therapeutics, Inc.

	By:	/s/ Andrew Long
Andrew Long
Chief Financial Officer